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                                                       STERLING SOFTWARE, INC.                            EXHIBIT 11(a)
                                                  COMPUTATION OF EARNINGS PER SHARE
                                                  THREE MONTHS ENDED MARCH 31, 1994
                                            (in thousands, except per share information)



                                                                                                                   Fully
Earnings:                                                                                    Primary             Diluted
                                                                                       -------------       -------------
  Earnings applicable to common stockholders . . . . . . . . . . . . . . . . . .             $13,310             $13,310
  Add:  Interest expense on amounts outstanding for the 5 3/4% Convertible
          Subordinated Debentures (net of applicable income taxes) . . . . . . .                                   1,042
                                                                                       -------------       -------------
                                                                                             $13,310             $14,352
                                                                                       -------------       -------------
                                                                                       -------------       -------------

Shares:
  Weighted average of shares outstanding . . . . . . . . . . . . . . . . . . . .              19,551              19,551
  Add common shares issued on assumed exercise of options and warrants . . . . .               6,992               6,992
  Less common shares assumed repurchased . . . . . . . . . . . . . . . . . . . .              (3,803)             (3,803)
                                                                                       -------------       -------------

                                                                                              22,740              22,740
                                                                                       -------------
                                                                                       -------------

Common shares issued on assumed conversion of 5 3/4% Convertible
  Subordinated Debentures. . . . . . . . . . . . . . . . . . . . . . . . . . . .                                   4,056
                                                                                                           -------------
                                                                                                                  26,796
                                                                                                           -------------
                                                                                                           -------------
Earnings per common share:
  Primary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             $   .59
                                                                                       -------------
                                                                                       -------------
  Fully diluted. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                                 $   .54
                                                                                                           -------------
                                                                                                           -------------

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